As filed with the Securities and Exchange Commission on March 15, 2007
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

UNDER
THE SECURITIES ACT OF 1933

Alpharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2095212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Executive Drive
Fort Lee, New Jersey 07024
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

c/o Robert F. Wrobel
One Executive Drive
Fort Lee, New Jersey 07024
(201) 947-7774
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew E. Nagel
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
(212) 446-4800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed
Title of Each Class of	Maximum Aggregate	Amount of
Securities to be Registered	Offering Price	Registration Fee
Senior Debt Securities	(1)	$0	(1)
Subordinated Debt Securities	(1)	$0	(1)
Preferred Stock, par value $1.00 per share	(1)	$0	(1)
Class A Common Stock, par value $0.20 per share	(1)	$0	(1)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Alpharma Inc.

Debt Securities
Preferred Stock
Class A Common Stock

Alpharma Inc., from time to time, may offer to sell senior or subordinated debt securities, preferred stock and Class A Common Stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our Class A Common Stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our Class A Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol “ALO”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 14, 2007

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Alpharma Inc.’s SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Class A Common Stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the documents.

Incorporation of Certain Information by Reference

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Commission rules and regulations:

1. Our annual report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007.

2. Our proxy statement on Schedule 14A filed on April 27, 2006.

3. Description of our common stock contained in our registration statement on Form 8-A filed on June 22, 1995.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Alpharma Inc.
One Executive Drive
Fort Lee, New Jersey 07024
(201) 947-7774
Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference in, this prospectus or in any other offering material provided by us or any underwriter or agent that we may from time to time retain. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any securities in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

ii

Disclosure Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially include those described in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus. We urge you to review carefully the sections “Risk Factors” in this prospectus and in our annual report on Form 10-K for the year ended December 31, 2006 for a more complete discussion of the risks of an investment in the securities.

iii

Alpharma Inc.

We are a global specialty pharmaceutical company that develops, manufactures and markets pharmaceutical products for humans and animals. We market one branded pharmaceutical prescription product that is contract manufactured by a third party, a pain medication sold under the trademark KADIAN, in the U.S. We manufacture and market a line of fermentation-based active pharmaceutical ingredients and one chemically synthesized active pharmaceutical ingredient (collectively “APIs”) that are used primarily by third parties in the manufacturing of finished dose products. We manufacture and market animal health products in over 100 formulations and dosage forms. We presently conduct business in more than 80 countries and have approximately 1,400 employees in over 20 countries.

We were originally organized as A.L. Laboratories, Inc., a wholly owned subsidiary of Apothekernes Laboratorium A.S., a Norwegian healthcare company (the predecessor company to A.L. Industrier ASA; formerly our controlling stockholder). In 1994, we acquired the complementary human pharmaceutical and animal health business of our parent company and subsequently changed our name to Alpharma Inc. to operate worldwide as one corporate entity. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “ALO”. Our headquarters and principal executive offices are located at One Executive Drive, Fort Lee, New Jersey 07024. Our telephone number is (201) 947-7774.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information.”

Description of Securities We May Offer

Debt Securities

We may offer secured or unsecured debt securities, which may be convertible into or exchangeable for our Class A Common Stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our debt securities will be issued under an indenture to be entered into between us and a trustee to be named at the time of an offering.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated in right of payment to other obligations;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, a description of the collateral;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations, including minimum denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	events of default with respect to the securities and the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the securities and related obligations under the indenture;

•	provisions relating to the amendment or modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture, the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

Preferred Stock

The following briefly summarizes some of the material terms of the preferred stock we may issue, the specific terms of which will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. Our amended and restated certificate of incorporation is an exhibit to our Annual Report on Form 10-K, which is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

As of the date of this prospectus, we are authorized to issue up to 500,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the amended and restated certificate of incorporation. The term “board of directors” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our or our subsidiaries’ officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

The preferred stock will be, when issued, fully paid and nonassessable.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the Class A Common Stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the registrar on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; and

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the Class A Common Stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; and

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our Class A Common Stock, other series of our preferred stock, our other securities or the debt or equity securities of one or more other entities.

Redemption and Sinking Fund

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

•	The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

Class A Common Stock

The following description of our Class A Common Stock is only a summary. We encourage you to read our amended and restated certificate of incorporation, which is an exhibit to our Annual Report filed on Form 10-K, which is incorporated by reference into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 75,000,000 shares of Class A Common Stock, $0.20 par value per share. As of February 28, 2007, we had 43,172,288 shares of our Class A Common Stock outstanding.

Until December 28, 2006, A.L. Industrier ASA (“Industrier”) had voting power that provided it with effective control of our company through its ownership of our Class B Common Stock. On December 28, 2006, two of our wholly owned subsidiaries purchased all of our outstanding Class B Common Stock from Industrier. Control of our company now rests with the holders of the Class A Common Stock, acting by the majority applicable under Delaware law and our charter documents.

Liquidation Rights

Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our Class A common stock effectively share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Dividends

Except as otherwise provided by the Delaware General Corporation Law or our amended and restated certificate of incorporation, the holders of our Class A Common Stock, subject to the rights of holders of any series of preferred stock, shall share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our (voluntary or involuntary) dissolution, liquidation and winding up) after payment of liabilities and liquidation preference on any outstanding preferred stock.

Voting Rights

Except as otherwise provided by the Delaware General Corporation Law or our certificate of incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders is vested in the holders of our common stock. Each holder of our Class A Common Stock has one vote for each share held by such holder on all matters voted upon by our stockholders. Because our Class B Common Stock is owned by our subsidiaries, it cannot be voted.

Conversion and Exchange

Our Class A Common Stock is not convertible into, or exchangeable for, any other class or series of our capital stock.

Miscellaneous

Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. We have elected not to be subject to Section 203 of the General Corporation Law of Delaware. Shares of our common stock are not subject to calls or assessments. All of the outstanding shares of our Class A Common Stock are fully paid and nonassessable. Our currently outstanding Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol “ALO”.

Ratios of Earnings to Fixed Charges

The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2002, 2003, 2004, 2005 and 2006. We have not presented the Ratio of Combined Fixed Charges and Preference Dividends to Earnings because we currently have no preference securities outstanding.

	Year Ended December 31,
	2006	2005	2004(1)	2003	2002(1)

Ratio of Earnings to Fixed Charges	24.72	1.85	1.04	—	—

(1)	Earnings in 2002 and 2003 were not sufficient to cover fixed charges. The deficiency of earnings was $242,777 in 2002 and $21,045 in 2003.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

Validity of the Securities

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Kirkland & Ellis LLP, New York, New York.

Experts

The consolidated financial statements of Alpharma Inc. and its subsidiaries as of and for the years ended December 31, 2005 and 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 (which is included in “Management’s Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Alpharma Inc. and its subsidiaries for the year ended December 31, 2004 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount to
be Paid

SEC registration fee	$ *
Legal fees and expenses	250,000
Accounting fees and expenses	200,000
Blue sky fees	10,000
Printing fees	150,000
Trustee’s fees and expenses	5,000
Miscellaneous	10,000
Total	$625,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers

Alpharma Inc. is a Delaware corporation. Article Seventh of Alpharma Inc.’s Amended and Restated Certificate of Incorporation provides that Alpharma Inc. may indemnify its directors, officers, employees and others against liabilities and expenses incurred in their corporate capacities in a manner consistent with the Delaware General Corporation Law. The Delaware General Corporation Law provides that Alpharma Inc. may indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was (a) a director, (b) an officer, or (c) a director, officer, employee or other agent of Alpharma Inc. or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an “Indemnitee”) against all expense, liability and loss reasonably incurred by any such Indemnitee in connection therewith. Notwithstanding the foregoing, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee will be made only upon delivery to Alpharma Inc. of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the person did not meet the required standard of conduct.

The effect of these provisions would be to authorize such indemnification by Alpharma Inc. for liabilities arising out of the Securities Act of 1933, as amended.

Article Sixth of Alpharma Inc.’s Amended and Restated Bylaws provides that Alpharma Inc. shall indemnify its directors and officers to the full extent allowed by Alpharma Inc.’s Amended and Restated Certificate of Incorporation.

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

Item 16.	Exhibits

Incorporated by
Exhibit		Reference to
No.	Description	Filings Indicated

1.1	Form of underwriting agreement related to debt securities, preferred stock and Class A Common Stock	*
4.1	Specimen of certificate representing Class A Common Stock, par value $0.20 per share	**
4.2	Specimen of certificate representing preferred stock, par value $1.00 per share	*
4.3	Form of indenture, to be entered into between Alpharma Inc. and trustee
4.4	Form of debt securities	*
5.1	Opinion of Kirkland & Ellis LLP
12.1	Statement re computation of ratios of earnings to fixed charges
23.1	Consent of BDO Seidman, LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, the trustee under the Indenture

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if and when required for a specific issuance of applicable securities.

**	Incorporated by reference from Amendment No. 2 to the registrant’s filing on Form S-2 (33-29005) filed on June 15, 1989.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange

Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on the 14th day of March, 2007.

Alpharma Inc.

By:	/s/ Dean J. Mitchell
Name: Dean J. Mitchell

Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint Dean J. Mitchell, Jeffrey S. Campbell and Robert F. Wrobel, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Peter G. Tombros Peter G. Tombros	Director and Chairman of the Board	March 14, 2007

/s/ Dean J. Mitchell Dean J. Mitchell	Director, President and Chief Executive Officer (Principal Executive Officer)	March 14, 2007

/s/ Jeffrey S. Campbell Jeffrey S. Campbell	Vice President, Finance and Interim Chief Financial Officer (Principal Financial Officer)	March 14, 2007

/s/ John F. Konzelmann John F. Konzelmann	Vice President, Controller and Principal Accounting Officer	March 14, 2007

/s/ Finn Berg Jacobsen Finn Berg Jacobsen	Director and Chairman of the Audit Committee	March 14, 2007

/s/ Glen E. Hess Glen E. Hess	Director	March 14, 2007

Signature	Title	Date

/s/ Ramon Perez Ramon Perez	Director	March 14, 2007

/s/ Ingrid Wiik Ingrid Wiik	Director	March 14, 2007